Exhibit 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com..

January 7, 2014

Retrophin, Inc. 777 Third Avenue, 22nd Floor New York, New York 10017
Re: Retrophin, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Retrophin, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of up to an aggregate of 5,543,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), including up to 723,000 shares of Common Stock issuable upon the exercise of the Underwriters’ (as defined herein) overallotment option. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the prospectus constituting a part of the Registration Statement, (c) a specimen certificate representing the Common Stock, (d) the Certificate of Incorporation of the Company, as currently in effect, (e) the Bylaws of the Company, as currently in effect, (f) minutes and corporate records of proceedings of the Board of Directors of the Company and (g) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Jefferies LLC, on behalf of itself and each of the Underwriters listed on Schedule A of the Underwriting Agreement (the “Underwriters”).

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the

AUSTIN     CENTURY CITY     CHARLOTTE     CHICAGO     HOUSTON     IRVING     LOS ANGELES
NEW YORK     ORANGE COUNTY     SAN FRANCISCO BAY AREA     SHANGHAI     WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

Retrophin, Inc.

genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, it is our opinion that when (i) the price at which the Shares are to be sold to the Underwriter(s) pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee of the Board of Directors of the Company, (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, or the Shares have been registered and issued electronically through The Depository Trust Company, and (iii) the Underwriting Agreement has been duly executed and delivered, and the Shares are delivered to, or pursuant to the direction of, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations thereunder.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP